Exhibit 10.10
SECOND AMENDMENT
TO
MANAGEMENT AND SUPPORT SERVICES AGREEMENT
This Second Amendment (this “Second Amendment”) to the Management and Support Services Agreement between the Parties (as defined below) dated November 15, 2005 (“Agreement”) is dated and effective November 15, 2006, (“Second Amendment Effective Date”) by and between Hythiam, Inc. (“Hythiam”) and David E. Smith, M.D. Medical Group, Inc. (“PC”) (each a “Party” and collectively, the “Parties”).
WHEREAS, the Parties entered into that certain First Amendment to Management and Support Services Agreement dated and effective December 1, 2005 (the “First Amendment”); and
WHEREAS, the Parties wish to further amend the Agreement as set forth in this Second Amendment.
NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth in this Second Amendment, the Parties agree as follows:
1. All capitalized terms used and not otherwise defined in this Second Amendment shall have the definitions set forth in the Agreement.
2. The Parties hereby amend the Agreement by adding the following definitions to Section 1.1:
     “Continuing Care” has the meaning set out in Exhibit B.
     “Continuing Care Services” has the meaning set out in Section 3.16.6.
     “San Francisco Premises” has the meaning set out in Section 3.2.1.
     “Santa Monica Premises” has the meaning set out in Section 3.2.1.
3. The Parties hereby amend the Agreement by:
     (a) deleting the definitions of “Aftercare” and “Aftercare Services” from Section 1.1;
     (b) replacing the defined term “Aftercare” throughout the Agreement with the defined term “Continuing Care”; and
     (c) replacing the defined term “Aftercare Services” throughout the Agreement with the defined term “Continuing Care Services”.

4. The Parties hereby amend the Agreement by deleting the first sentence of Section 3.2.1 and replacing it with the following language:
          The Manager hereby agrees to provide, or cause an affiliate to provide, to the PC, on a non-exclusive and non-assignable basis, office space at 1315 Lincoln Boulevard, Santa Monica, CA 90401 (the “Santa Monica Premises”), and at 1700 Montgomery Street, Suite 215, San Francisco, CA, 94111 (the “San Francisco Premises”) for the conduct of the practice of the PC (the Santa Monica Premises and the San Francisco Premises are referred to herein collectively as the “Premises”).
5. The Parties hereby amend the Agreement by deleting Section 6.4 (as amended by the First Amendment) in its entirety and replacing it with the following new Section 6.4:
     6.4 Authorization to Pay Invoices
          The PC hereby authorizes and directs the Manager to make the following payments on behalf of the PC from any Bank Account, in the order specified: (1) the Medical Fee; (2) any obligations of PC related to PC’s employees (e.g., salary, benefits and administrative expenses specifically approved by PC); (3) all third party obligations, including but not limited to Continuing Care; and (4) any invoice owed by the PC to the Manager and all other monetary obligations of the PC to the Manager hereunder on the date such amount is due and payable (including, without limitation, the Management Fee), (subparagraphs (1) through (4) above are referred to collectively as the “Obligations”). In the event there are not sufficient monies in the Bank Account(s) to pay any of the Obligations, Manager shall provide the PC a revolving line of credit to be available as a working capital loan up to a maximum amount of two million five hundred thousand dollars ($2,500,000) (“Working Capital Loan”) to allow PC to pay such Obligations. PC shall execute and deliver to Manager a promissory note, dated the Second Amendment Effective Date and payable to the order of Manager (including as further amended, modified, restated or replaced from time to time), evidencing PC’s unconditional obligation to repay Manager for the Working Capital Loan. The Working Capital Loan shall be repaid by PC, with interest equal to prime plus two percent (2%), as funds become available; provided, however, upon termination of this Agreement, the entire principal balance and all other costs, fees and expenses, if any, shall be due and payable in full. The Working Capital Loan shall be secured as provided in Section 6.7.1. The Manager agrees that all third party obligations shall be paid prior to any payments of the Management Fee each month.
6. The Parties hereby amend the Agreement by deleting Section 6.8.1 in its entirety and replacing it with the following new Section 6.8.1:
          PC shall pay Manager the license fees set forth on Exhibit B-1 or Exhibit B-2, as amended from time to time, as applicable to the locality of the Premises (“License Fees”).

7. The Parties hereby amend the Agreement by deleting Section 6.8.2 in its entirety and replacing it with the following new Section 6.8.2:
     6.8.2 Payment Terms
          PC will deliver within three business days following the end of every calendar month during the Term to Manager a report identifying the number and type of patients treated using the Licensed Technology during the monthly period covered by the report, the total fees charged to those patients, the amounts collected to date with respect to those patients, and License Fees payable to Manager based on those treatments. Within ten days after receipt of each report, Manager will invoice PC for the License Fees (computed as provided in this Section 6.8.2 and Exhibit B) that may have accrued since the cutoff date for the previous report (or from the Effective Date in the case of the first report), and PC will pay any undisputed invoices within ten days after receipt by PC by mailing or delivering a check or other readily available funds payable to Manager in the amount of the License Fees to the Manager’s address and person identified on the first page of this Agreement (unless and until otherwise directed by Manager). Within ten (10) days following each reconciliation meeting (as defined in Section 6.8.3), Manager will invoice PC for any additional License Fees due under this Agreement, and PC will pay any undisputed invoices within thirty (30) days after receipt by PC. Notwithstanding any other provision of this Agreement and subject to the terms of the Continuing Care Services set forth in Exhibit B, Manager in no event or circumstance is or shall be responsible for any costs of, or related to, patient care provided by PC, or extended or unanticipated care required for patients treated using the Licensed Technology.
8. The Parties hereby amend the Agreement by deleting the third sentence of Section 6.8.3 and replacing it with the following language:
          Any such unreported uses of the Licensed Technology shall be included by PC in the next monthly report (as defined in Section 6.8.2).
9. The Parties hereby amend Exhibit B by deleting paragraph 6 in its entirety and replacing it with the following language:
          The term “Continuing Care” , as used in this Exhibit B and otherwise in the Agreement, refers to a program of follow-up care provided to a patient treated using the Licensed Technology where services are provided by a certified or licensed health care provider (which may be PC). All on behalf of PC, Manager shall arrange, and pay up to $1,500 from a PC Bank Account for, Continuing Care for each patient treated using the Licensed Technology, provided that within thirty (30) days after receiving that treatment, the patient enrolls in an appropriate Continuing Care program. Manager shall provide PC and treating Medical Contractors with options for Continuing Care providers for their patients from a list maintained by Manager. Notwithstanding the foregoing, Manager does not and shall not endorse or recommend any specific provider and is not and shall not be responsible or accountable in any way for the care provided by any Continuing Care provider. Manager, at its discretion and for its own behalf, with appropriate patient authorization, may collect data (for a period of up to two years following treatment) concerning the recovery follow-up treatment for PC patients provided treatment using the Licensed Technology. Nothing in this Agreement shall limit a patient’s ability to choose a provider other than PC for Continuing Care, nor shall this Agreement require any Party to refer patients or otherwise generate business for the other Party.
10. The Parties hereby amend Exhibit B to the Agreement to delete in its entirety paragraph 7 and replace it with the following:
     7. License Fees
     License Fees: PC shall pay Manager the License Fees set forth on Exhibit B-1 or Exhibit B-2, as applicable to the locality of the Premises.
11. The Parties hereby amend Exhibit B to the Agreement to add Exhibit B-1 as set forth on Schedule 1 to this Second Amendment.
12. The Parties hereby amend Exhibit B to the Agreement to add Exhibit B-2 as set forth on Schedule 2 to this Second Amendment.
13. Except as amended by this Second Amendment, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event that any terms or conditions of the Agreement are inconsistent with the terms of this Second Amendment, the provisions of this Second Amendment shall control. Any reference to the Agreement from and after the Second Amendment Effective Date shall mean the Agreement as amended by this Second Amendment.

The Parties have executed this Second Amendment by their duly authorized representatives whose signatures appear below.

Hythiam, Inc.

BY: /s/ ANTHONY M. LAMACCHIA

Printed Name: Anthony M. LaMacchia

Title: Senior Executive Vice President

David E. Smith, M.D. Medical Group, Inc.

BY: /s/ DAVID E. SMITH

Printed Name: David E. Smith, M.D.

Title: President

Schedule 1
EXHIBIT B-1
License Fees
Santa Monica Premises
     The following License Fees shall apply with respect to patients treated at the Santa Monica Premises using the Licensed Technology:
          License Fees: PC shall pay Manager the following License Fees for any patient treated at the Santa Monica Premises, who is not covered by, eligible for coverage by, or reimbursed by, on a primary or secondary basis, Medicare, Medicaid, or any other federal healthcare payer or funding source (“Self Pay Patient”):

Self Pay Patients	Manager
Treated Using Licensed Technology	Fee
Each episode of treatment for alcohol dependency (2 day)	$4,500
Each episode of treatment for severe alcohol dependency (3 day)	$5,000
(applicable when 3 infusions prescribed in advance)
Each episode of treatment for psycho-stimulant dependency	$6,000
Each additional “booster” infusion provided within twelve (12) months	$1,000
(applicable to treatment for alcohol or psycho-stimulant dependency)
          The License Fees set forth in this Exhibit B-1 are for treatment of Self Pay Patients only and not for treatment of commercially insured patients or patients reimbursed, on a primary or secondary basis, by Medicare or Medicaid or any other governmental payer or funding source. Before treating any such excluded patient, PC will advise Manager of its desire so to do, whereupon the Parties will meet and attempt in good faith to negotiate appropriate fees for such treatments, and will advise the patient in advance of the non-covered status of the treatment and obtain an appropriate waiver therefrom.
          For purposes of this Exhibit B-1, any treatment provided to any patient by, at or on behalf of the PC using all or any part of the Licensed Technology shall be included in the calculation of the License Fees with respect to such patient.
          For purposes of this Agreement, an Episode of Treatment shall include:
•	Alcohol dependency- two or three administrations of the PROMETA™ for alcohol protocol provided during a consecutive two-day or three-day treatment period.

•	Psycho-stimulant dependency or poly-addictions — Five administrations of the PROMETA™ for cocaine, crack cocaine or methamphetamines protocol provided during a consecutive three-day initial treatment period plus a follow-up treatment three weeks later for two consecutive days.

Schedule 2
EXHIBIT B-2
License Fees
San Francisco Premises
     The following License Fees shall apply with respect to patients treated at the San Francisco Premises using the Licensed Technology:
          License Fees: PC shall pay Manager the following License Fees for any patient treated at the San Francisco Premises, who is not covered by, eligible for coverage by, or reimbursed by, on a primary or secondary basis, Medicare, Medicaid, or any other federal healthcare payer or funding source (“Self Pay Patient”):

Self Pay Patients	Manager
Treated Using Licensed Technology	Fee
Each episode of treatment for alcohol dependency (2 day)	$4,500
Each episode of treatment for severe alcohol dependency (3 day)	$5,000
(applicable when 3 infusions prescribed in advance)
Each episode of treatment for psycho-stimulant dependency	$6,000
Each additional “booster” infusion provided within twelve (12) months	$1,000
(applicable to treatment for alcohol or psycho-stimulant dependency)
          The License Fees set forth in this Exhibit B-2 are for treatment of Self Pay Patients only and not for treatment of commercially insured patients or patients reimbursed, on a primary or secondary basis, by Medicare or Medicaid or any other governmental payer or funding source. Before treating any such excluded patient, PC will advise Manager of its desire so to do, whereupon the Parties will meet and attempt in good faith to negotiate appropriate fees for such treatments, and will advise the patient in advance of the non-covered status of the treatment and obtain an appropriate waiver therefrom.
          For purposes of this Exhibit B-2, any treatment provided to any patient by, at or on behalf of the PC using all or any part of the Licensed Technology shall be included in the calculation of the License Fees with respect to such patient.
          For purposes of this Agreement, an Episode of Treatment shall include:
•	Alcohol dependency- two or three administrations of the PROMETA™ for alcohol protocol provided during a consecutive two-day or three-day treatment period.

•	Psycho-stimulant dependency or poly-addictions — Five administrations of the PROMETA™ for cocaine, crack cocaine or methamphetamines protocol provided during a consecutive three-day initial treatment period plus a follow-up treatment three weeks later for two consecutive days.